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October 30, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Re:  Global  Transnet  Corp. f/k/a  Gala  Holding  Corp.  (the
"Company")

Commissioners:

We have read the statements made by Global Transnet Corp., f/k/a Gala Holding Corp., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 30, 2003. We agree with the statements concerning our Firm in such Form 8-K.


Sincerely,


/s/ Steven H. Dohan, CPA

Steven H. Dohan, CPA
Managing Director



















Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants
Private Companies and SEC Practice Sections

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